As filed with the Securities and Exchange Commission on December 7, 2006
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3177038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Landsdowne Street, Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

MILLENNIUM PHARMACEUTICALS, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Laurie B. Keating
Senior Vice President and General Counsel
Millennium Pharmaceuticals, Inc.
40 Landsdowne Street
Cambridge, Massachusetts 02139
(Name and address of agent for service)
(617) 679-7000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share (including the associated Preferred Stock Purchase Rights)	2,000,000	$11.29	$22,580,000	$2,416.06

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant's common stock on The NASDAQ Global Select Market on December 4, 2006.

Statement of Incorporation by Reference

        This registration statement on Form S-8 is filed to register the offer and sale of an additional 2,000,000 shares of the registrant's common stock, $0.001 par value per share, to be issued under the Millennium Pharmaceuticals, Inc. 1996 Employee Stock Purchase Plan. This registration statement incorporates by reference the contents of the following registration statements filed by the registrant relating to the 1996 Employee Stock Purchase Plan, except for Item 8, Exhibits: Form S-8, File No. 333-15357, filed November 1, 1996, Form S-8, File No. 333-84381, filed August 3, 1999 and Form S-8, File No. 333-104856, filed April 30, 2003.

Item  8.    Exhibits.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on this 7th day of December 2006.

MILLENNIUM PHARMACEUTICALS, INC.
By	/s/ LAURIE B. KEATING

Laurie B. Keating
Senior Vice President and General Counsel

SIGNATURES AND POWER OF ATTORNEY

        We, the undersigned officers and directors of Millennium Pharmaceuticals, Inc., hereby severally constitute and appoint Deborah Dunsire, Laurie B. Keating, Marsha H. Fanucci and Joel S. Goldberg, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Millennium Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DEBORAH DUNSIRE Deborah Dunsire	President and Chief Executive Officer (Principal Executive Officer)	December 7, 2006

/s/ MARSHA H. FANUCCI Marsha H. Fanucci	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 7, 2006

/s/ ROBERT F. FRIEL Robert F. Friel	Director	December 7, 2006

/s/ A. GRANT HEIDRICH A. Grant Heidrich, III	Vice Chairman of the Board of Directors	December 7, 2006

/s/ CHARLES J. HOMCY Charles J. Homcy	Director	December 7, 2006

/s/ RAJU S. KUCHERLAPATI Raju S. Kucherlapati	Director	December 7, 2006

/s/ ERIC S. LANDER Eric S. Lander	Director	December 7, 2006

/s/ MARK J. LEVIN Mark J. Levin	Director	December 7, 2006

/s/ NORMAN C. SELBY Norman C. Selby	Director	December 7, 2006

/s/ KENNETH E. WEG Kenneth E. Weg	Director	December 7, 2006

/s/ ANTHONY H. WILD Anthony H. Wild	Director	December 7, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of the registrant, as amended
4.2 (2)	Amended and Restated By-Laws of the registrant, as amended
4.3 (3)	Rights Agreement dated April 5, 2001 between the registrant and State Street Bank and Trust Company, N.A.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 filed herewith)
24.1	Power of Attorney (included on the signature page to this registration statement)

(1)	Incorporated herein by reference to the registrant's (SEC file no. 0-28494) Form 10-Q for the quarter ended March 31, 1996 filed on June 20, 1996, the registrant's Current Report on Form 8-K filed on April 13, 2000 and the registrant's Form 10-Q for the quarter ended March 31, 2001 filed on April 19, 2001.

(2)	Incorporated herein by reference to the registrant's (SEC file no. 0-28494) Form 10-Q for the quarter ended March 31, 1996 filed on June 20, 1996, the registrant's Form 10-Q for the quarter ended March 31, 2000 filed on May 2, 2000 and the registrant's Form 10-Q for the quarter ended September 30, 2000 filed on November 9, 2000.

(3)	Incorporated by reference to the registrant's (SEC file no. 0-28494) Current Report on Form 8-K filed on April 5, 2001.